UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed by Edoc Acquisition Corp., a Cayman Islands exempted corporation (together with its successors, “Edoc” or “Company”) in its Current Reports on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2022 and February 7, 2022, respectively, on February 2, 2022, Edoc entered into an Agreement and Plan of Merger (as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of February 8, 2022, and as it may be further amended or supplemented from time to time, the “Merger Agreement”) with Edoc Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Edoc (“Merger Sub”), American Physicians LLC, a Delaware limited liability company, solely in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), and Allan Camaisa solely in his capacity as the Seller Representative thereunder (the “Seller Representative”), pursuant to which Merger Sub will merger with and into Calidi, with Calidi continuing as the surviving corporation in the merger.

On August 11, 2022, Edoc received written notice that Calidi had terminated the Merger Agreement. Edoc and Calidi currently are continuing to discuss the possibility of engaging in a business combination, however there can be no assurance that those discussions will result in a transaction between Edoc and Calidi proceeding on the current terms of the Business Combination, if at all.  As a result of the termination of the Merger Agreement, Edoc intends to promptly begin simultaneously evaluating other possible business combination targets.

Although Edoc and Calidi may continue to discuss the possibility of engaging in a business combination, there can be no assurance that those discussions will result in a transaction between Edoc and Calidi proceeding on the current terms of the Business Combination, if at all. As a result of the termination of the Merger Agreement, Edoc intends to promptly begin simultaneously evaluating other possible business combination targets.

As a result of the termination of the Merger Agreement, the Merger Agreement will be of no further force and effect, and certain agreements entered into in connection with the Merger Agreement, including but not limited to, the Voting Agreement and Lock-Up Agreement, will also automatically either be terminated in accordance with their terms or be of no further force and effect.

The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 2, 2022 and February 7, 2022, respectively, which is incorporated by reference herein.

Item 8.01 Other Events.

On August 12, 2022, Edoc issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. As a result of the termination of the Merger Agreement, Edoc intends to withdraw its registration statement on Form S-4, as amended from time to time, initially filed with the SEC on March 17, 2022.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Edoc’s shareholder approval of the Extension, Edoc’s inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including Edoc’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents Edoc has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Edoc expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Edoc’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release, dated August 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2022

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

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